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                                                                      EXHIBIT 12

                  THE WILLIAMS COMPANIES, INC. AND SUBSIDIARIES
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                              (Dollars in millions)

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

                                               Nine Months
                                                  Ended                          Years Ended December 31,
                                              September 30,  ---------------------------------------------------------------
                                                  2001          2000          1999          1998         1997         1996
                                              ------------   ---------     ---------     ---------    ---------    ---------
Earnings:
   Income from continuing operations
      before income taxes and
      extraordinary gain (loss)                 $ 1,593.4    $ 1,595.3     $   585.7     $   403.7    $   703.0    $   773.3
   Add:
      Interest expense--net                         521.8        659.1         555.7         499.6        442.2        409.3
      Rental expense representative
         of interest factor                          24.0         27.6          28.2          24.1         24.4         27.5
      Interest accrued--50% owned
         companies                                    7.4          8.7           7.5           6.2           --          1.3
      Minority interest in income
         and preferred returns of
          consolidated subsidiaries                  65.0         51.4          35.8           6.3          3.8          1.4
      Equity losses in less than 50%
         owned companies                             19.9         16.5          13.0            --           --           --
      Other                                           4.2         (8.3)         (3.6)          7.6          3.1          5.7
                                                ---------    ---------     ---------     ---------    ---------    ---------

         Total earnings as adjusted
            plus fixed charges                  $ 2,235.7    $ 2,350.3     $ 1,222.3     $   947.5    $ 1,176.5    $ 1,218.5
                                                =========    =========     =========     =========    =========    =========

Combined fixed charges and preferred stock
  dividend requirements:
      Interest expense--net                     $   521.8        659.1     $   555.7     $   499.6    $   442.2    $   409.3
      Capitalized interest                           33.3         49.4          34.6          13.8         15.5          8.2
      Rental expense representative
         of interest factor                          24.0         27.6          28.2          24.1         24.4         27.5
      Pretax effect of dividends on
         preferred stock of the Company                --           --           5.1          12.4         16.1         16.2
      Pretax effect of dividends on
         preferred stock and other preferred
           returns of subsidiaries                   49.0         44.2          26.7            --           --           --
      Interest accrued--50% owned company             7.4          8.7           7.5           6.2           --          1.3
                                                ---------    ---------     ---------     ---------    ---------    ---------

         Combined fixed charges and
            preferred stock dividend
               requirements                     $   635.5    $   789.0     $   657.8     $   556.1    $   498.2    $   462.5
                                                =========    =========     =========     =========    =========    =========

Ratio of earnings to combined
    fixed charges and preferred
    stock dividend requirements                      3.52         2.98          1.86          1.70         2.36         2.63
                                                =========    =========     =========     =========    =========    =========
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